CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 13, 1996 appearing on page F-2 of Oryx Technology Corp.'s Annual Report on Form 10-KSB for the year ended February 29, 1996.




/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP



San Jose, California
October 8, 1996